UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2017

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders of Nabors Industries Ltd. (the “Company”) was held on June 6, 2017.  Holders of 302,494,333 shares, representing 90.15% of our outstanding shares of common stock entitled to vote as of the record date for the meeting, participated in person or by proxy.

As explained in our proxy statement relating to the meeting:

•                  In accordance with the Company’s Bye-Laws, directors are elected by a plurality of the votes cast.  However, the Company has adopted a policy requiring that, in the event a nominee does not receive the affirmative vote of a majority of the shares voted in connection with his or her election, he or she must promptly tender his or her resignation from the Board of Directors (the “Board”), which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.

•                  Approval of the other matters considered at the meeting required the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting, with abstentions having the effect of votes against a proposal and broker nonvotes being disregarded in the calculation.

The matters voted upon at the meeting were:

1.                      Election of Directors

	Shares For	Shares Withheld	Nonvotes	Result
Tanya S. Beder	279,186,448	5,031,503	18,276,382	Elected
James R. Crane*	106,355,873	177,862,078	18,276,382	Elected
John P. Kotts*	128,759,567	155,458,384	18,276,382	Elected
Michael C. Linn*	107,526,401	176,691,550	18,276,382	Elected
Anthony G. Petrello	195,588,783	88,629,168	18,276,382	Elected
Dag Skattum	201,127,716	83,090,235	18,276,382	Elected
John Yearwood*	133,108,255	151,109,696	18,276,382	Elected

* Received the affirmative vote of less than a majority of the shares voted or withheld.

2.                      Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Independent Auditor’s Remuneration

For	289,489,428
Against	11,548,273
Abstain	1,456,632

RESULT:  Approved (95.70% For)

3.       Advisory Vote on Compensation of Named Executive Officers

For	124,294,964
Against	158,405,738
Abstain	1,517,249
Nonvotes	18,276,382

RESULT:  Not Approved (43.73% For)

4.       Advisory Vote on Frequency of Shareholder “Say-On-Pay” Votes

1 Year	263,050,439
2 Years	133,511
3 Years	19,454,618
Abstain	1,579,383
Nonvotes	18,276,382

RESULT:  (92.55% for 1 Year)

The Board of Directors (the “Board”) has considered the preference expressed by shareholders and determined to continue holding the advisory shareholder “Say-On-Pay” votes annually.

5.       Shareholder Proposal To Adopt a Proxy Access Bye-law

For	188,811,730
Against	93,758,887
Abstain	1,647,334
Nonvotes	18,276,382

RESULT:  Approved (66.43% For)

Item 7.01.                                        Regulation FD Disclosure.

Adoption of Amended and Restated Proxy Access Policy

The Board held a regularly scheduled meeting following the annual general meeting of shareholders.  At the meeting the Board considered, among other things, the outcome of the shareholder vote, including with respect to the shareholder proxy access proposal included as Item 5 in the Company’s proxy statement (the “Shareholder Proxy Access Proposal”). Noting the increased year-over-year support for the Shareholder Proxy Access Proposal from 2015 to 2016, as well as the increasing number of companies that are adopting proxy access provisions substantially similar to the Shareholder Proxy Access Proposal, the Board unanimously voted to adopt the Nabors Industries Ltd. Amended and Restated Policy Regarding Nomination and Proxy Access for Director Candidates Recommended by Shareholders (the “Amended and Restated Proxy Access Policy”).

The Amended and Restated Proxy Access Policy provides that a group of up to twenty (20) shareholders may nominate a single Board candidate for inclusion in the Company’s proxy materials; provided that the group of shareholders has beneficially owned three percent (3%) or more of the Company’s outstanding stock for at least the previous three (3) years as of both the date the nomination is submitted and continuously thereafter. Neither the number of nominees nor the number of directors serving after having been nominated under the Amended and Restated Proxy Access Policy shall exceed twenty percent (20%) of the number of directors then serving.  The foregoing is not a complete description of the Amended and Restated Proxy Access Policy, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Deliberation of Director Resignations

In addition to the adoption of the Amended and Restated Proxy Access Policy, the Board voted on whether to accept the resignations of Messrs. Crane, Kotts, Linn, and Yearwood (the “Tendering Directors”), each of whom tendered their resignations in accordance with the Company’s policy. The Board appointed independent directors that had received the affirmative vote of greater than a majority of the shares voted or withheld at the annual general meeting to serve as specially designated members of the Governance Committee (the “Specially Designated Members”), and authorized them to deliberate and make recommendations with respect to the resignations of the Tendering Directors. The Specially Designated Members considered, among other things, the Company’s current strategic needs, actual vote counts and the contributions and anticipated roles of each of the Tendering Directors. The Specially Designated Members recommended that the Board not accept the resignations of the Tendering Directors. The full Board then met to review and vote on the recommendation of the Specially Designated Members, and determined that acceptance of the resignations of the Tendering Directors would not be in the Company’s best interests, and voted unanimously to reject the resignations.  None of the Tendering Directors participated in the deliberations or the vote of the Board with respect to their own resignation.

Messrs. Crane, Kotts, Linn, and Yearwood have been directors since 2012, 2013, 2012 and 2010, respectively.  Their contributions have played an important role in the Company’s enhanced strategic focus and improved market position.  Beginning in 2013, the Board undertook a comprehensive strategic review process aimed at unlocking long-term shareholder value and improving core operational performance.  Each of the Tendering Directors played a significant role in the strategic review process, which involved considerable analysis, debate and evaluation of a myriad of complex opportunities and alternatives. That review has resulted in a shift in the Company’s operations to include, among other things, the decision to enter into a joint venture with a wholly-owned subsidiary of Saudi Arabian Oil Company, as well as the increased focus on technological enhancements to the Company’s fleet of drilling rigs.  The Board believes each of the Tendering Directors played a vital role in this strategic shift, and that losing any one of them, let alone all of them, could undercut or delay these and other strategic plans and advancements.

Based upon available data, the Board estimates that up to one-third of institutional investors’ shareholdings are automatically voted in accordance with proxy advisory service recommendations.  An additional significant portion of those holdings are influenced by such recommendations.  The Board believes, however, that some of those recommendations, including the recommendations regarding the election of directors, are based upon flawed or inaccurate information, legacy concerns that to a large extent have been addressed, and in some cases give undue weight to issues that are of lesser relative importance in evaluating the service of those directors. Contributing to this problem is the fact that neither Glass Lewis nor ISS makes its recommendations available to the Company in advance or affords the Company a realistic opportunity to respond or comment upon any concerns it may have.  As such, in considering the shareholder vote on directors, the Board questioned whether a significant portion of the withhold votes accurately reflect the actual preferences of shareholders whose votes are automatically voted and, to a lesser extent, of shareholders who may have relied upon flawed or inaccurate statements by the proxy advisory services.

Feedback received from shareholders, as well as the shareholder vote at the annual general meeting, revealed a number of reasons underlying the withhold votes for the Tendering Directors.  The Board believes that foremost among those reasons was the aforementioned proxy-advisory-firm influenced vote, followed by a perception of unresponsiveness to shareholder concerns. However, the Board believes it has been responsive to its shareholders; indeed, Messrs. Skattum and Wolf, the latter of whom resigned as of the annual general meeting after serving four terms, were appointed to the Board as a result of negotiations with a large shareholder at the time. Ms. Beder’s inclusion on the Board addresses another concern of shareholders — gender diversity.  Management and members of the Board have discussed the Company’s strategy and vision with key shareholders throughout the year, including on Investor Day where the Company’s technology and rigs were showcased.   In addition, the Company was one of the first to adopt a proxy access policy in 2014 specifically in response to shareholder concerns.  At the time of its adoption, the Board agreed to review the proxy access proposal again in 2017.  The Board accelerated that initial review to 2016, though at the time decided changes to the policy were unwarranted.  The policy was reviewed again this year which, as noted above, resulted in the adoption of the Amended and Restated Proxy Access Policy.

The Tendering Directors’ contributions have directly resulted in significant enhancements to the Company’s corporate governance and, in particular, executive compensation practices.  The Board believes the Company has made great strides in tying executive compensation to the relative performance of the Company.  Performance-based compensation makes up the vast majority of CEO total compensation, and the Company’s absolute pay-for-performance alignment is better than two-thirds of Russell 3000 companies. Special bonuses, a major concern of shareholders at the 2016 annual general meeting, were not given last year.  As members of the Governance, Compensation, or Executive Committees, each of the Tendering Directors has played a significant leadership role in effecting those changes.

After weighing all of the foregoing factors, the Board concluded that accepting the resignations of the Tendering Directors was not in the best interest of the Company, and it declined to do so.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Nabors Industries Ltd. Amended and Restated Policy Regarding Nomination and Proxy Access for Director Candidates Recommended by Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: June 9, 2017	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Nabors Industries Ltd. Amended and Restated Policy Regarding Nomination and Proxy Access for Director Candidates Recommended by Shareholders